Exhibit 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

AXCESS INTERNATIONAL, INC.

Amended Demand Note

$393,787	November 30, 2003

The following recitals are true and constitutes the basis for this Amended and Restated Demand Note:

Pursuant to the terms of that certain Demand Note dated January 25, 2002, by and among AXCESS International, Inc., formerly AXCESS Inc., a Delaware corporation having its principal place of business in Dallas, Texas (the “AXCESS”) and Amphion Investments LLC, a Delaware limited liability corporation (the “Amphion”).

Subject to the terms and conditions of this Amended and Restated Demand Note, for good and valuable consideration received, AXCESS hereby promises to pay to the order of the Amphion the principal amount of Three Hundred and Ninety-Three Thousand Seven Hundred and Eighty-Seven Dollars ($393,787.00), plus simple interest, accrued on unpaid principal from December 1, 2003, until paid, at the rate of five percent (5%) per annum (365-day year basis) payable on December 31, 2007 (the “Maturity Date”), unless one of the following events shall occur prior to the Maturity Date:

A.                                   AXCESS sells substantially all of its assets or its business and the aggregate sale proceeds to AXCESS are sufficient to pay all of AXCESS’s creditors in full, including Amphion, following the consummation of any such transaction;

B.                                     AXCESS completes an offering of any of its securities or receives any loan and the net aggregate proceeds to AXCESS are at least $10,000,000; or

C.                                     AXCESS has on deposit cash (or cash equivalents) in the aggregate amount of at least $10,000,000 and AXCESS is otherwise in compliance with all applicable Security Exchange listing requirements and will remain in compliance with all applicable Security Exchange listing requirements after paying this Note in full prior to the Maturity Date.

Upon the occurrence of any of the events described in A-C above, the principal amount of this Note shall become immediately due and payable within ten (10) business days following the consummation of any one of those events.  This Note, including the principal amount and all accrued and unpaid interest hereunder, may otherwise be prepaid in whole or in part at any time at the option of AXCESS, without premium or penalty.

Payment of the principal amount of this Note and any accrued and unpaid interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Any such payment shall be paid by wire transfer of federal funds in accordance with the written instructions of Amphion or, in the absence of current written instructions, by check mailed to Amphion at the address last given to AXCESS by Amphion in writing for such purpose.

Except as otherwise expressly provided herein, AXCESS hereby waives presentment for payment, demand for payment, notice of nonpayment, protest and notice of protest.

This Note is not assignable except by operation of law; provided, however, that Amphion may assign all or part of the Note to its stockholders in connection with the partial or complete liquidation of Amphion.

If the Company fails to pay the principal amount of this Note when due, and such due but unpaid amount remains unpaid for five (5) business days after Amphion makes written demand therefor, the entire unpaid principal of this Note shall forthwith become absolutely due and payable without any further notice, demand, protest or presentment whatsoever, all of which are hereby expressly waived.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its or any other jurisdiction’s rules as to conflicts of law.  Any judicial proceeding brought against AXCESS to enforce, or otherwise in connection with, this Note shall be brought in any court of competent jurisdiction in Delaware, and, by acceptance of this Note, Amphion (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.  The prevailing party shall be entitled to collect from the nonprevailing party all reasonable attorneys fees incurred in connection with any action to enforce the terms of this Note.

Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by AXCESS and Amphion.

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IN WITNESS WHEREOF, AXCESS has caused this Note to be signed by its duly authorized officer and has caused its corporate seal to be affixed and attested by its Secretary, as of the date first set forth above.

[Corporate Seal]	Attested:	AXCESS INTERNATIONAL, INC.

By:	/s/ ALLAN L. FRANK	By:	/s/ ALLAN GRIEBENOW
Name:	Allan L. Frank	Name:	Allan Griebenow
Title:	Chief Financial Officer and Secretary	Title:	President & CEO